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                                                                    EXHIBIT 4.2


                         Officer's Issuance Certificate

              FLOATING RATE ASSET-BACKED TERM NOTES, SERIES 1999-A


                  The undersigned hereby certifies, pursuant to the Indenture dated as of May 18, 1999 (the "Indenture"), between Superior Wholesale Inventory Financing Trust V (the "Issuer" or the "Trust") and The Bank of New York, a New York banking corporation, that:

I. There has been established pursuant to and in conformity with resolutions duly adopted by the Board of Directors of Wholesale Auto Receivables Corporation, a Delaware corporation, a series of Notes to be issued under and in conformity with the Indenture, which series of Notes shall have the following terms:

         A. The designation of the series of Notes is Floating Rate Asset-Backed Term Notes, Series 1999-A (the "1999-A Term Notes"). The 1999-A Term Notes shall be in the form set forth in Exhibit A hereto.

         B. The aggregate principal amount of the 1999-A Term Notes which may be authenticated and delivered under the Indenture (except for 1999-A Term Notes authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other 1999-A Term Notes pursuant to the Indenture) is $750,000,000.

         C. The following terms used in the Indenture, the Trust Sale and Servicing Agreement and the other Basic Documents shall have the indicated meanings with respect to the 1999-A Term Notes:

                  1. Each Distribution Date shall be a Payment Date for the 1999-A Term Notes.

                  2. The Stated Final Payment Date for the 1999-A Term Notes shall be the Distribution Date in May 2006, on which date the final payment of principal on the 1999-A Term Notes shall be due and payable.

                  3. The Targeted Final Payment Date for the 1999-A Term Notes shall be the Distribution Date in May 2004.

                  4. The "1999-A Term Note Interest Rate" shall mean the interest rate specified in Part I.D. of this Officer's Issuance Certificate.

                  5. The "Cash Accumulation Reserve Fund" shall be the account established as provided in Part I.I.1. of this Officer's Issuance Certificate.



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                  6.       The "Cash Accumulation Account" shall be the account
                           established as provided in Part I.I.2. of this Officer's Issuance Certificate.

                  7. The "Note Distribution Subaccount" for the 1999-A Term Notes shall be established as provided in Part I.I.3. of this Officer's Issuance Certificate.

                  8. A "Daily Remittance Period" shall be in effect at any time that a Rapid Amortization Period, Cash Accumulation Period or Payment Period is in effect for the 1999-A Term Notes, until such time as the Fully Funded Date has occurred.

         D. The 1999-A Term Notes shall bear interest, with respect to any Distribution Date, at an interest rate equal to LIBOR plus 0.125% per annum, calculated on the basis of a 360-day year and the actual number of days elapsed from and including the prior Distribution Date (or, in the case of the Initial Distribution Date, from and including the Initial Closing
                  Date) to but excluding such Distribution Date. Interest on the 1999-A Term Notes accrued as of any Distribution Date but not paid on such Distribution Date shall be due on the next Distribution Date.

         E. On each Distribution Date, amounts deposited in the Note Distribution Account which have been allocated to the 1999-A Term Notes pursuant to clause (2)(a) of Section 4.5(c)(i) of the Trust Sale and Servicing Agreement and any amounts allocated to interest on the 1999-A Term Notes pursuant to the other provisions of Section 4.5(c) of the Trust Sale and Servicing Agreement shall be paid to the holders of the 1999-A Term Notes, in an amount not to exceed the 1999-A Term Notes' Noteholders Interest for such Distribution Date.

         F. Principal shall be due and payable on the 1999-A Term Notes as follows:

                  1. During the Revolving Period, until the commencement of either the Payment Period for the 1999-A Term Notes or a Rapid Amortization Period for the 1999-A Term Notes which is not an Early Amortization Period for the Trust, no payments of principal on the 1999-A Term Notes shall be required or made and Available Trust Principal shall not be set aside for such purpose.

                  2. Unless a Cash Accumulation Period or a Rapid Amortization Period for the 1999-A Term Notes has commenced and is continuing, the Payment Period for the 1999-A Term Notes will commence upon a date that is no earlier than January 1, 2004 and no later than April 1, 2004 (the "Latest Commencement Date"). On the Determination Date in December, 2003 and on each Determination Date thereafter before the commencement of the Payment Period, the Servicer will determine the date, if any, on which the Payment Period shall commence prior to the Latest Commencement Date, by calculating the Required Payment Period Length. The Payment Period will commence with the first day of the Collection Period which follows the first Determination Date on which the Required Payment Period Length is equal


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                           to or greater than the number of full Collection
                           Periods remaining between such Determination Date and the Targeted Final Payment Date, subject to earlier commencement on the Latest Commencement Date. The Payment Period for the 1999-A Term Notes will terminate upon the earlier of the occurrence of a Cash Accumulation Event and a Rapid Amortization Event.

                  3. If the Payment Period for the 1999-A Term Notes shall be terminated upon the occurrence of an Early Amortization Event described in clauses (i), (j) or
                           (l) of Section 9.1 of the Trust Sale and Servicing Agreement and no other Early Amortization Event has occurred, such Payment Period may be recommenced if the Seller elects to recommence the Revolving Period as described in Section 9.5(a) of the Trust Sale and Servicing Agreement. If the Payment Period for the 1999-A Term Notes shall be terminated upon the commencement of the Wind Down Period prior to the Final Revolving Period Termination Date, such Payment Period may be recommenced, if the Seller elects to recommence the Revolving Period as described in
                           Section 9.5(b) of the Trust Sale and Servicing Agreement.

                  4. During any Collection Period occurring during the Payment Period or a Rapid Amortization Period for the 1999-A Term Notes which is not an Early Amortization Period for the Trust, all principal and other funds allocated to the 1999-A Term Notes in respect of the payment of principal shall be set aside in the Note Distribution Subaccount for the 1999-A Term Notes.

                  5. On the Targeted Final Payment Date for the 1999-A Term Notes, the Trust will pay to the holders of the 1999-A Term Notes the outstanding principal balance of the 1999-A Term Notes (or such lesser amount as has been set aside for such purpose) and, to the extent not paid in full on the Targeted Final Payment Date, on each Distribution Date thereafter until so paid in full, from funds on deposit in the Cash Accumulation Account, the Note Distribution Subaccount established for the 1999-A Term Notes and any other accounts in which funds have been set aside for the payment of principal on the 1999-A Term Notes.

                  6. During a Cash Accumulation Period, the 1999-A Term Notes' Principal Allocation Percentage of Available Trust Principal for any day during a Collection Period will be allocated and set aside in the Cash Accumulation Account. During a Cash Accumulation Period occurring prior to the Targeted Final Payment Date, amounts allocated to the 1999-A Term Notes on such Distribution Date and the related Collection Period shall be retained in the Cash Accumulation Account and shall not be paid as principal on the 1999-A Term Notes until the Targeted Final Payment Date. On the Targeted Final Payment Date for the 1999-A Term Notes, the Trust will pay to the holders of the 1999-A Term Notes the outstanding principal balance of the 1999-A Notes (or such lesser amount as has been set aside for such purpose) and, to the extent not paid in full on the Targeted Final Payment Date, on each



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                           Distribution Date thereafter until so paid in full,
                           from funds on deposit in the Cash Accumulation
                           Account.

                  7. On each Distribution Date during a Rapid Amortization Period, beginning with the Distribution Date related to the Collection Period in which such Rapid Amortization Period commenced, all amounts in respect of principal held in the Cash Accumulation Account and the Note Distribution Account, together with all Available Trust Principal allocated to the 1999-A Term Notes for such Distribution Date, shall be paid to the holders of the 1999-A Term Notes as principal on the 1999-A Term Note on such Distribution Date.

                  8. During any period in which funds are being set aside or paid out in respect of the outstanding principal balance of the 1999-A Term Notes, no amount shall be set aside or paid to the extent that it would cause the total amount so set aside or paid to exceed the outstanding principal balance of the 1999-A Term Notes.

                           A "Cash Accumulation Period" for the 1999-A Term Notes will commence upon a Cash Accumulation Event for the 1999-A Term Notes and will terminate on the earliest of :

                           (a) the date on which the 1999-A Term Notes are paid in full,

                           (b) the occurrence of a Rapid Amortization Event for 1999-A Term Notes,

                           (c)      the Trust Termination Date, and

                           (d) under limited circumstances described in the Trust Sale and Servicing Agreement, the remediation of the Cash Accumulation Event and the recommencement of the Revolving Period.

                           If a Cash Accumulation Period commences as a result of the occurrence of an Early Amortization Event described in clauses (i), (j) or (l) of Section 9.1 of the Trust Sale and Servicing Agreement and no other Early Amortization Event has occurred, such Cash Accumulation Period may be terminated, and the Revolving Period may be recommenced, if the Seller elects to recommence the Revolving Period as described in Section 9.5(a) of the Trust Sale and Servicing Agreement.

                           A "Cash Accumulation Event" for the 1999-A Term Notes means:

                           (A) any of the Early Amortization Events other than Early Amortization Events which are also Rapid Amortization Events and

                           (B)      the commencement of the Wind Down Period.


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                           A "Rapid Amortization Period" for the 1999-A Term
                           Notes will commence upon the occurrence of a Rapid Amortization Event and will end upon the earliest of
                           (a) the date on which the 1999-A Term Notes are paid in full and (b) the Trust Termination Date.

                           A "Rapid Amortization Event" for the 1999-A Term Notes means:

                           (1)      the occurrence of any of the Early
                                    Amortization Events set out in Sections
                                    9.1(a), (b), (c) and (d) of the Trust Sale and Servicing Agreement,

                           (2) either the Trust or the Seller becoming required to register as an "investment company" within the meaning of the Investment Company Act of 1940 and

                           (3) on any Distribution Date, the balance in the Cash Accumulation Reserve Fund would be less than $218,750 (after giving effect to all withdrawals and additions on such Distribution Date).

         G. The 1999-A Term Notes are not subject to optional or mandatory purchase or redemption by the Issuer.

         H. The 1999-A Term Notes shall initially be issued in book-entry form pursuant to Section 2.10 of the Indenture and subject to the terms of the Note Depository Agreement attached hereto as Exhibit B. The 1999-A Term Notes will not be Unregistered Notes under Section 2.15 of the Indenture.

         I. Cash Accumulation Reserve Fund, Cash Accumulation Account and Note Distribution Subaccount.

                  1. The Servicer, for the benefit of the holders of the 1999-A Term Notes, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Superior Wholesale Inventory Financing Trust V Cash Accumulation Reserve Fund bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the 1999-A Term Notes.

                  2. The Servicer, for the benefit of the holders of the 1999-A Term Notes, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Superior Wholesale Inventory Financing Trust V Cash Accumulation Account bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the 1999-A Term Notes.

                  3. The Servicer shall instruct the Indenture Trustee to maintain a subaccount within the Note Distribution Account for the benefit of the


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                           holders of the 1999-A Term Notes, which subaccount
                           shall be referred to in this Officer's Issuance Certificate as the Note Distribution Subaccount for the 1999-A Term Notes.

                  4. On the Initial Closing Date, the Seller shall deposit the Cash Accumulation Reserve Fund Initial Deposit into the Cash Accumulation Reserve Fund. The Seller, in its sole discretion, may at any time make additional deposits into the Cash Accumulation Reserve Fund. If the amounts on deposit in the Cash Accumulation Reserve Fund on any Distribution Date (after giving effect to all deposits therein or withdrawals therefrom on such Distribution Date) exceeds the Cash Accumulation Reserve Fund Required Amount, the Servicer shall instruct the Indenture Trustee to distribute an amount equal to any such excess to the Seller, unless otherwise agreed by the Seller.

                  5. Cash Accumulation Account Earnings and Investment Proceeds of the Cash Accumulation Reserve Fund shall not constitute Shared Investment Proceeds.

                  6. In order to provide for timely payments in accordance with Section 4.5 of the Trust Sale and Servicing Agreement and the terms of the 1999-A Term Notes, to assure the availability for the benefit of the Noteholders and the Servicer of the amounts maintained in the Cash Accumulation Reserve Fund, the Cash Accumulation Account and the Note Distribution Subaccount for the 1999-A Term Notes, and as security for the performance by the Seller of its obligations hereunder, the Seller on behalf of itself and its successors and assigns, hereby pledges to the Indenture Trustee and its successors and assigns, all its right, title and interest in and to:

                                            (i) the Cash Accumulation Reserve
                                    Fund and all proceeds of the foregoing,
                                    including, without limitation, all other amounts and investments held from time to time in the Cash Accumulation Reserve Fund (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise),

                                            (ii) the Cash Accumulation Reserve
                                    Fund Initial Deposit and all proceeds
                                    thereof,

                                            (iii) the Cash Accumulation Account
                                    and all proceeds of the foregoing,
                                    including, without limitation, all other amounts and investments held from time to time in the Cash Accumulation Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise),

                                            (iv) the Note Distribution
                                    Subaccount for the 1999-A Term Notes and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Cash Accumulation Account (whether in the form of deposit accounts,

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                                    Physical Property, book-entry securities,
                                    uncertificated securities or otherwise)

                           (collectively, the "1999-A Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Indenture Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Officer's Issuance Certificate and in Section 4.6 of the Trust Sale and Servicing Agreement. The Indenture Trustee shall hold and distribute the 1999-A Account Property in accordance with the terms and provisions of the Trust Sale and Servicing Agreement. By its authentication of the 1999-A Term Notes, the Indenture Trustee acknowledges and accepts such trusts as are specified herein with respect to the 1999-A Account Property.

II. The undersigned has read or has caused to be read the Indenture, including the provisions of Section 2.1 and the definitions relating thereto, and the resolutions adopted by the Board of Directors referred to above. Based on such examination, the undersigned has, in the undersigned's opinion, made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether all conditions precedent set forth in the Indenture and the other Basic Documents relating to the establishment of the form and terms of a series of Notes under the Indenture have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with in respect of the 1999-A Term Notes.

III. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Indenture and in Appendix A to the Trust Sale and Servicing Agreement dated as of May 18, 1999 among General Motors Acceptance Corporation, as Servicer, Wholesale Auto Receivables Corporation, as Seller, and Superior Wholesale Inventory Financing Trust V, as Issuer.

                                     * * * *


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                  IN WITNESS WHEREOF, the undersigned has hereunto executed this
Officer's Issuance Certificate as of the18th day of May, 1999.


                                             WHOLESALE AUTO RECEIVABLES
                                             CORPORATION


                                             By:
                                                    ----------------------------
                                             Name:  N.L. Bugg
                                             Title: Manager - Securitization




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                                    EXHIBIT A

                                 [FORM OF NOTE]








































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                                    EXHIBIT B

                           [NOTE DEPOSITORY AGREEMENT]







































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